Exhibit 21

                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                              Percentage of Voting
                                                              Securities Owned          State of           Active
                                                              by Registrant             Incorporation      Division
                                                              --------------------      -------------      --------
Subsidiaries of Registrant:

Solitron Specialty Products, Inc.                             100%                      Delaware
Solidev International
  Sales Corporation                                           100%                      Germany
Solitron International, Inc.                                  100%                      Virgin Islands
Solidev Warenvertriebs GmbH                                   100%                      Germany


All subsidiaries are included in the consolidated financial statements.